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                                                                       Exhibit 1

                             UNDERWRITING AGREEMENT





November 13, 2002

Glamis Gold Ltd.
5190 Neil Road, Suite 310
Reno, Nevada
89523


ATTENTION:        C. KEVIN MCARTHUR
                  PRESIDENT, CHIEF EXECUTIVE OFFICER

Dear Sir:

         BMO Nesbitt Burns Inc. ("BMONB"), National Bank Financial Inc., Yorkton Securities Inc., CIBC World Markets Inc., Merrill Lynch Canada Inc., Research Capital Corporation and Sprott Securities Inc. (collectively the "UNDERWRITERS" and individually an "UNDERWRITER") understand that Glamis Gold Ltd. ("GLAMIS" or the "CORPORATION") proposes to issue and sell to the Underwriters 9,700,000 common shares (the "PURCHASED SHARES"), and at the election of the Underwriters, up to 2,400,000 additional common shares (the common shares in respect of which such option is exercised are called the "ADDITIONAL SHARES"), and at the further election of the Underwriters, up to 1,815,000 additional common shares to cover over-allotments (the common shares in respect of which such option is exercised are called "OVER-ALLOTMENT SHARES"). The Purchased Shares, the Additional Shares, and the Over-Allotment Shares are referred to collectively herein as the "SHARES".

         To that end the Underwriters understand that the Corporation has prepared and will file within the time limits and on the terms set out below, a preliminary short form prospectus in both the English and French languages (the "CANADIAN PRELIMINARY PROSPECTUS") and a (final) short form prospectus in both the English and French languages (the "CANADIAN FINAL PROSPECTUS") and all related documents, with the securities regulatory authority in each of the provinces of Canada (the "QUALIFYING AUTHORITIES", and the provinces, the "QUALIFYING PROVINCES") in order to qualify for distribution to the public the Purchased Shares and any Additional Shares or Over-Allotment Shares in each of the provinces of Canada.

         In addition, the Underwriters understand that the Corporation has also prepared and will file with the United States Securities Exchange Commission (the "SEC") a registration statement on Form F-10 covering the registration of the Shares under the United States Securities Act of 1933, as amended (the "U.S. SECURITIES ACT"), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (the "U.S. REGISTRATION STATEMENT").

         The Corporation, as and to the extent indicated above, hereby grants to the Underwriters the right to purchase at their election up to 2,400,000 Additional Shares, at the purchase price per share set forth in the paragraph below.

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                                      -2-

Any such election to purchase Additional Shares may be exercised only by written notice from BMONB on behalf of the Underwriters, to the Corporation no less than 48 hours prior to the Closing Date, such notice to set forth the aggregate number of Additional Shares to be purchased on the Closing Date, and no later.

         The Corporation, as and to the extent indicated above, hereby grants to the Underwriters the right to purchase at their election up to 1,815,000 Over-Allotment Shares, at the purchase price per share set forth in the paragraph below, for the sole purpose of covering over-allotments in the sale of the Purchased Shares and/or Additional Shares, provided, however, that the number of Over-Allotment Shares to be purchased shall not exceed 15% of the total number of Purchased Shares and Additional Shares purchased by the Underwriters. Any such election to purchase Over-Allotment Shares may be exercised only by written notice from BMONB on behalf of the Underwriters, to the Corporation by the close of business on the 30th day following the Closing Date, such notice to set forth (i) the aggregate number of Over-Allotment Shares to be purchased, and (ii) the closing date for the Over-Allotment Shares, provided that such Closing Date shall not be less than three (3) Business Days and no more than seven (7) Business Days following the date of such notice.

         On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions further set out below:

         (a) the Corporation agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly, nor jointly and severally, to purchase from the Corporation the respective percentage of the Purchased Shares set forth opposite the respective names of the Underwriters in Section 13, at a purchase price of $13.15 per share for Purchased Shares; and

         (b) in the event and to the extent that the Underwriters shall exercise the election to purchase any or all Additional Shares as provided herein, the Corporation agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly, nor jointly and severally, to purchase from the Corporation the respective percentage of Additional Shares set forth opposite the name of such Underwriter in Section 13 at a purchase price of $13.15 per share for Additional Shares; and

         (c) in the event and to the extent that the Underwriters shall exercise the election to purchase any or all Over-Allotment Shares (the "OVER-ALLOTMENT OPTION") as provided herein, the Corporation agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly, nor jointly and severally, to purchase from the Corporation the respective percentage of Over-Allotment Shares set forth opposite the name of such Underwriter in Section 13 at a purchase price of $13.15 per share for Over-Allotment Shares.

         The Corporation and the Underwriters agree that any sales or purchases of Shares in the United States will be conducted through a duly registered affiliate of each Underwriter in compliance with U.S. Securities Laws.

         The Corporation shall pay to the Underwriters a fee of 4% of the gross proceeds realized on the sale of Shares in consideration of the services to be provided by the Underwriters under this Agreement (the "UNDERWRITING FEE") and as further set forth in Section 4 herein.

                              TERMS AND CONDITIONS

         The following are the terms and conditions of the agreement between the Corporation and the Underwriters:

SECTION 1         DEFINITIONS AND INTERPRETATION

(1) Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day other than a Saturday, Sunday or statutory or civic holiday in the Cities of Toronto, Ontario, and Reno, Nevada;

         "CANADIAN SECURITIES LAWS" means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws,

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         together with applicable published policy statements, notices and orders of the Qualifying Authorities in the Qualifying Provinces;

         "CLOSING DATE" means November 26, 2002 or such later date as the Corporation and the Underwriters may agree upon in writing in respect of Purchased Shares and Additional Shares, and in any event, not later than December 10, 2002, and in the event the Over-Allotment Option is exercised, "CLOSING DATE" shall mean each date on which the Underwriters have agreed to purchase, and the Corporation has agreed to sell, the Over-Allotment Shares in accordance with the terms of this Agreement;

         "CLOSING TIME" means 8:30 a.m. (Toronto time) on any Closing Date or such other time on the Closing Date as the Corporation and Underwriters may agree;

         "CONTINUOUS DISCLOSURE MATERIALS" means all documents published or filed by the Corporation with (i) the securities regulatory authority in each province of Canada, (ii) the SEC, or (iii) the Exchanges, in each case since December 31, 2000 regardless of whether or not such document is required to be published or filed under Canadian Securities Laws, U.S. Securities Laws or the rules and policies of the Exchanges;

         "DISTRIBUTION" means "DISTRIBUTION" of the Shares or "DISTRIBUTION TO THE PUBLIC" of the Shares as those terms are defined in applicable securities legislation;

         "EXCHANGES" means The Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE");

         "FINANCIAL INFORMATION" means all financial statements of the Corporation and the Corporation's management's discussion and analysis included or incorporated by reference in the Offering Documents, including, without limitation, any pro forma financial statements accounting for a significant acquisition or otherwise;

         "MATERIAL ADVERSE EFFECT" has the meaning set out in paragraph 7 of
         Section 3;

         "MRRS DECISION DOCUMENT" means a decision document issued by the Principal Regulator pursuant to National Policy 43-201 and which evidences the receipt by the Qualifying Authorities of the Qualifying Provinces for the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as the case may be;

         "NASD" means the National Association of Securities Dealers, Inc.

         "OFFERING DOCUMENTS" means, collectively, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus;

         "PROSPECTUS AMENDMENT" means any amendment to any or all of the Canadian Preliminary Prospectus or the Canadian Final Prospectus required to be prepared and filed by the Corporation under applicable Canadian Securities Laws or the U.S. Registration Statement, the U.S. Preliminary Prospectus, or the U.S. Prospectus under the U.S. Securities Laws, in connection with the distribution of Shares;

         "PRINCIPAL REGULATOR" means the British Columbia Securities Commission;


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         "STOCK OPTION PLANS" means the stock option plans of the Corporation as constituted on the date hereof;

         "SUBSIDIARIES" means the entities set out in Schedule "A" in which the Corporation holds the types and percentages of securities or other ownership interests therein set forth;

         "SUPPLEMENTARY MATERIAL" means, collectively, any amendment or supplement to the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, or the U.S. Prospectus, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Corporation under Canadian Securities Laws or U.S. Securities Laws prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, or the U.S. Prospectus, prior to the expiry of the period of distribution of the Shares;

         "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, the District of Columbia, and the areas subject to the jurisdiction of the United States of America;

         "U.S. EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

         "U.S. PRELIMINARY PROSPECTUS" means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S.
         Registration Statement;

         "U.S. PROSPECTUS" means the Canadian Final Prospectus included in the U.S. Registration Statement at the time it became effective, including the documents incorporated by references therein;

         "U.S. REGISTRATION STATEMENT" means the registration statement on Form F-10 to be filed with the SEC, with respect to the Shares, as amended, under the U.S. Securities Act, including the U.S. Prospectus and the exhibits and financial statements;

         "U.S. SECURITIES LAWS" means the applicable blue sky or securities legislation in the United States or any state or territory of the United States or the District of Columbia, together with the U.S. Exchange Act and the U.S. Securities Act and the rules and regulations of the SEC thereunder;

(2) The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections,

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                                      -5-


         subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(3) Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

SECTION 2         COVENANTS OF THE CORPORATION

The Corporation covenants with the Underwriters that:

(1) Canadian Preliminary Prospectus. The Corporation shall file the Canadian Preliminary Prospectus and other related documents with the Qualifying Authorities in the Qualifying Provinces concurrently with the execution of this Agreement. The Corporation shall, as soon as possible, and in any event by not later than 5:00 pm (Toronto time) on November 13, 2002 obtain from the British Columbia Securities Commission, as principal regulator, a final MRRS Decision Document in respect of the Canadian Preliminary Prospectus and other related documents related to the proposed distribution. The Corporation shall request a trading half of its common shares on the Exchanges at the time of filing the Canadian Preliminary Prospectus.

(2) Canadian Final Prospectus. Subject to receiving required NASD approval prior to filing the Canadian Final Prospectus, the Corporation shall, as soon as possible, and in any event by not later than 5:00 p.m. (Toronto time) on November 20, 2002, obtain from the British Columbia Securities Commission, as principal regulator, an MRRS Decision Document in respect of the Canadian Final Prospectus, and fulfil all other requirements as appropriate in order to qualify the Shares for distribution in the Qualifying Provinces by the Underwriters and by any other investment dealers or brokers registered to sell the Shares pursuant to the Canadian Final Prospectus in the Qualifying Provinces.

(3) United States Registration Statement. The Corporation shall, contemporaneously with the filing of the Canadian Preliminary Prospectus, and in any event by not later than 8:30 a.m. (Toronto time) on November 13, 2002 file and receive confirmation of filing of the U.S. Registration Statement on Form F-10 with the SEC. Subject to receiving the required NASD approval prior to filing such amendment, the Corporation shall file an amendment to the U.S. Registration Statement containing the U.S. Prospectus, and shall cause the U.S. Registration Statement to be declared effective not later then
         5:00 p.m. (Toronto time) on November 20, 2002.

(4) Compliance and Securities Regulations and Commission Requests. The Corporation will comply with the requirements of Form F-10, and will notify the Underwriters promptly, and confirm the notice in writing:

         (a) when any supplement to the Offering Documents or any Supplementary Material shall have been filed;

         (b) of any request by any Qualifying Authority to amend or supplement the Canadian Preliminary Prospectus or the Canadian Final Prospectus or for additional information or of any request by the SEC to amend the U.S.

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                                      -6-



         Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or the U.S. Prospectus or for additional information;

         (c) of the issuance by the SEC of any stop order suspending the effectiveness of the U.S. Registration Statement or of any order preventing or suspending the use of any of the U.S. Preliminary Prospectus or the U.S. Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose; and

         (d) of the issuance by any Qualifying Authority or any Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose. The Corporation will use every reasonable best effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the shares of the Corporation and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(5) Due Diligence. Prior to the filing of the Canadian Preliminary Prospectus, and thereafter and prior to the filing of the Canadian Final Prospectus, and, if applicable, prior to the filing of any Prospectus Amendments and prior to the filing of any Supplementary Materials, including on the intervening weekends, the Corporation shall, and shall have allowed, the Underwriters to participate fully in the preparation of such documents and shall have allowed the Underwriters (including their agents, counsel and other representatives) to conduct all due diligence which the Underwriters may require to conduct in order to fulfil the obligations as underwriters, and in order to enable the Underwriters to responsibly execute any certificate required by Canadian Securities Laws or U.S. Securities Laws to be executed by the Underwriters.

(6) Filing of Amendments. The Corporation will not at any time file or make any amendment to the Offering Documents, or any Supplementary Material, of which the Underwriters shall not have previously been advised and furnished a copy, or to which the Underwriters shall have reasonably objected promptly after reasonable notice thereof.

(7) Delivery of Filed Documents. The Corporation shall deliver to each of the Underwriters a copy of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws or U.S. Securities Laws, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts.

(8) Delivery of Prospectuses. The Corporation shall have prepared and delivered to each Underwriter, without charge, as many commercial copies of each Canadian Preliminary Prospectus, U.S. Registration Statement, and the U.S. Preliminary Prospectus as such Underwriters have reasonably requested, and the Corporation hereby consents to the

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         use of such copies for the purposes permitted by U.S. Securities Laws and Canadian Securities Laws. The Corporation will deliver to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under U.S. Securities Laws and during the period when the Canadian Final Prospectus is required to be delivered under Canadian Securities Laws, such number of commercial copies of the U.S. Prospectus and the Canadian Final Prospectus, respectively (each as supplemented or amended) as such Underwriter may reasonably request.

(9) Continued Compliance with U.S. Securities Laws. The Corporation will comply with U.S. Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the U.S. Prospectus. If at any time when a prospectus is required by the U.S. Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Corporation, to amend the U.S. Registration Statement or amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the U.S. Registration Statement or amend or supplement the U.S. Prospectus in order to comply with the requirements of U.S. Securities Laws, the Corporation will promptly prepare and file with the SEC, subject to paragraph 6 of this Section 2, such amendment or supplement as may be necessary to correct such statement or omission or to make the U.S. Registration Statement or the U.S. Prospectus comply with such requirements, and the Corporation will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(10) Continued Compliance with Canadian Securities Laws. In addition to the foregoing, the Corporation will comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of Canadian Securities Laws, and, after the date hereof and prior to the completion of the distribution of the Shares, the Corporation will promptly advise the Underwriters in writing of the full particulars of any material change, (as defined in the Securities Act (Ontario)), in the assets, liabilities, business or operations of the Corporation on a consolidated basis or of any change in any material fact (as defined in the Securities Act (Ontario)) contained or referred to in the Canadian Preliminary Prospectus, the Canadian Final Prospectus, or any Prospectus Amendment or Supplementary Material which is, or may be, of such a nature as to render any of them untrue, false or misleading in any material respect, result in a misrepresentation (as defined in the Securities Act (Ontario)), or result in any of such documents not complying with the laws of any jurisdiction in which the Shares are to be offered for sale. Subject to paragraph 6 of this Section 2 the Corporation will promptly prepare and file with the Qualifying Authorities in the Qualifying Provinces any amendment or supplement thereto which in the opinion of the Underwriters and the Corporation, each acting reasonably, may be necessary or advisable to correct such untrue or misleading statement or omission.


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 (11)    Restriction on Sale of Securities. During a period of 90 days from the
         Closing Date the Corporation will not, without the prior written consent of BMONB on behalf of the Underwriters, which consent shall not be unreasonably withheld; (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common shares or any securities convertible into or exercisable or exchangeable for common shares or file any registration statement under the U.S. Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any common shares issued or options to purchase common shares granted pursuant to existing employee plans of the Corporation, (b) any common shares issued pursuant to any non-employee director or officer stock plan,
         (c) any issuance of common shares or securities convertible into common shares in connection with the acquisition of any remaining interests in current mining projects of the Corporation or (d) any issuance of common shares pursuant to the exercise of outstanding warrants to purchase common shares.

(12) Use of Proceeds. The Corporation will use the net proceeds received by it from the sale of the Shares in the manner to be specified in the U.S. Prospectus and the Canadian Final Prospectus under the heading "Use of Proceeds".

(13) Listing. The Corporation will use its reasonable best efforts to effect the listing of the Shares on the NYSE and the TSX by the Closing Time.

(14) Delivery of Documents at the Time of Filing of Canadian Final Prospectus. The Corporation shall deliver to the Underwriters contemporaneously with or prior to the filing of the Canadian Final Prospectus with the Qualifying Authorities:

         (a) the comfort letter of its auditors, KPMG LLP, and Moen and Company referred to in paragraph 1(e) of Section 7 of this Agreement;

         (b) an opinion of its auditors, KPMG LLP, addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their Canadian counsel, to the effect that the French language version of the Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof and is not susceptive to any materially different interpretation;

         (c) an opinion of Quebec counsel to the Corporation addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their Canadian counsel, to the effect that, except for the Financial Information, as to which they express no opinion, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, is, in all material respects, a complete and accurate translation of the English version of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein), respectively and is not susceptive to any materially different interpretation; and


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                                      -9-


         (d) letters from each Exchange advising the Corporation of the approval or the conditional approval for the listing of the Shares.

(15) Supplementary Material. The Corporation shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority or the SEC, comfort letters from KPMG LLP and Moen and Company relating to the Supplementary Material in the form and substance of the comfort letter described in subparagraph 14(a) of Section 2 of this Agreement. The Corporation shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with the Commission des valeurs mobilieres du Quebec opinions relating to the Supplementary Material in the form and substance of the opinions described in subparagraphs 14(b) and (c) of Section 2 of this Agreement.

(16) Changes. Notwithstanding anything to the contrary herein, from the date of this Agreement until the end of the period of Distribution under the Canadian Final Prospectus and the U.S. Prospectus, whichever is later, the Corporation shall promptly notify the Underwriters in writing of:

         (a) any material change in the condition (financial or otherwise), or in the properties, business, prospects, affairs, operations, assets or liabilities of the Corporation and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

         (b) any change in any fact contained in the Offering Documents or Supplementary Material, which change is or may be of such a nature as to render the Offering Documents or any Supplementary Material misleading or untrue in any material respect or result in a misrepresentation (as defined in the Securities Act (Ontario)) therein; or

         (c) any change in applicable laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), or the properties, business, prospects, affairs, operations, assets or liabilities of the Corporation and its subsidiaries considered as one enterprise, the Shares or the Distribution thereof, under the Canadian Final Prospectus or the U.S. Prospectus.

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to the Underwriters as of the date hereof and as of each Closing Time, and understanding that the same are being relied upon by the Underwriters in entering into this Agreement, as follows:

(1) Compliance with Prospectus and Registration Requirements. The Corporation meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 and for use of Form F-10 under the U.S. Securities Act. No order suspending the distribution of the Shares has been issued by the Qualifying Authorities under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated by any Qualifying Authority, and any request on the part of any Qualifying Authority for additional information has been complied with. No stop order suspending the effectiveness of the U.S. Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

         At all times up to any Closing Time:

         (a) the Canadian Final Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities;

         (b) the U.S. Prospectus conformed and will conform to the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

         (c) the U.S. Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus and any amendments or supplements thereto complied and will comply in all material aspects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC;

         (d) none of the Offering Documents nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

         (e) each of the Offering Documents, and any Supplementary Material or any amendment or supplement thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Corporation and its subsidiaries, considered as one enterprise, and the Shares, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in paragraph (d) above and this paragraph (e) do not apply to statements relating solely to the Underwriters or furnished by the Underwriters concerning the Underwriters under the section "Plan of Distribution" contained in the Offering Documents, any Prospectus Amendment or Supplementary Material.

(2) Independent Accountants. The accountants who reported on and certified the Financial Information, are independent public accountants as required by the U.S. Securities Act and the rules and regulations thereunder, and are independent with respect to the Corporation within the meaning of applicable Canadian Securities Laws.

(3) Good Standing of the Corporation. The Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the Province of British Columbia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as now carried on by it; and to enter into, deliver and perform its obligations under this Agreement; and the Corporation is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(4) Good Standing by Subsidiaries. The Corporation's only subsidiaries are listed in Schedule "A" hereto which schedule is true and accurate in all respects. Each subsidiary is a corporation duly incorporated, validly existing and in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) under the laws of the jurisdiction of its incorporation, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it, and is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding shares of capital of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Corporation, except to the extent indicated in Schedule "A", directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to its knowledge none of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(5) Public Filings. The Corporation has filed all documents or information required to be filed by it under Canadian Securities Laws and U.S. Securities Laws since December 31, 2000. Each such document or item of information filed by the Corporation under such laws since December 31, 2000, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Qualifying Authorities and the SEC. The Corporation has not filed any confidential material change report with any securities regulatory authority or regulator or any Exchange or any document for confidential treatment with the SEC that at the date hereof remains confidential.

(6) Financial Statements. The financial statements included or incorporated by reference in the Offering Documents and notes thereto, present fairly, in all material respects, the financial position of the Corporation and its subsidiaries at the dates indicated; and the statements of operations, retained earnings, cash flow from operations and changes in financial information of the Corporation and its subsidiaries for the periods specified in such financial statements have been prepared in conformity with generally accepted accounting principles in Canada ("CANADIAN GAAP") applied on a consistent basis throughout the periods involved and have been reconciled to generally accepted accounting principles in the United States of America ("U.S. GAAP") in accordance with and to the full extent required by applicable U.S. Securities Laws.

(7) No Material Adverse Change in Business. Since September 30, 2002, except as otherwise stated in the Continuous Disclosure Materials, (a) there has been no material adverse change in the condition (financial or otherwise), or in the properties, affairs, prospects, operations, assets or liabilities of the Corporation and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), and (b) there have been no transactions entered into by the Corporation or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Corporation and its subsidiaries considered as one enterprise.

(8) Absence of Rights. Except as disclosed in the Continuous Disclosure Materials, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other agreement or option, for the issue or allotment of any unissued shares of the Corporation or any other security convertible into or exchangeable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Corporation.

(9) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any subsidiary, which is required to be disclosed in the Offering Documents or the Supplementary Material and which is not so disclosed, or which if determined adversely, would reasonably be expected to result in a Material Adverse Effect, or which if adversely determined, would reasonably be expected to materially and adversely affect the properties or assets of the Corporation or any subsidiary or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Corporation of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Corporation or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Documents or the Supplementary Material include only ordinary routine litigation incidental to the business, properties and assets of the Corporation and its subsidiaries and would not reasonably be expected to result in a Material Adverse Effect.

(10) Authorization. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(11) Authorized Capital. As of November 12, 2002, the authorized share capital of the Corporation consists of 205,000,000 shares divided into 200,000,000 common shares without par value, of which 111,942,115 are issued and outstanding, and 5,000,000 preferred shares having a par value of $10, issueable in series, of which none are issued. All of the issued and outstanding shares in the capital of the Corporation have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares in the capital of the Corporation was issued in violation of the pre-emptive rights of any securityholder of the Corporation.

(12) Reporting Issuer Status. The Corporation is a reporting issuer not in default for purposes of the Securities Act (British Columbia) and the corresponding provisions of the other Canadian jurisdictions which recognize the concept of reporting issuer status.

(13) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Shares is not subject to the preemptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares has been validly taken.

(14) Absence of Defaults and Conflicts. Neither the Corporation nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or any subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except where such default, breach or conflict would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Offering Documents (including the authorization, issuance, sale and delivery of the Shares and the use of the proceeds from the sale of the Shares as described in the Canadian Final Prospectus and the U.S. Prospectus under the caption "Use of Proceeds") and compliance by the Corporation with its obligations hereunder, have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any subsidiary pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the charter or by-laws of the Corporation or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to acquire the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any subsidiary.

(15) Absence of Labour Dispute. No labour dispute with the employees of the Corporation or any subsidiary exists or, to the knowledge of the Corporation, is imminent, and which would reasonably be expected to result in a Material Adverse Effect.

(16) Title to Property. Neither the Corporation nor any of its subsidiaries owns any real property, except for interests in real property in the nature of mining claims, concessions and other mineral property rights. All of the leases, subleases and agreements in real property (other than claims, concessions and other mineral property rights) material to the business of the Corporation and its subsidiaries, considered as one enterprise, and under which the Corporation or any of its subsidiaries holds properties described in the Offering Documents and the Continuous Disclosure Materials, are in full force and effect, and neither the Corporation nor any subsidiary has received any notice (in form consistent with the terms of such lease, sublease or agreement) of any material claim of any sort that has been asserted by anyone adverse to the rights of the Corporation or any subsidiary under any of the lease or subleases mentioned above, or affecting or questioning the rights of the Corporation or such subsidiary to the continued possession of the property under any such lease, sublease, or agreement.

(17) Natural Resource Properties. All interests in natural resource properties of the Corporation or the subsidiaries that are owned, leased or held by the Corporation or its subsidiaries are so owned or are so leased with good and valid title, are in good standing, are valid and enforceable, are free and clear of any material liens or charges and no material royalty is payable in respect of any of them, except as set out in the Offering Documents and the Continuous Disclosure Materials and provided that the Corporation does pay royalties that individually are not material or require disclosure in the Offering Documents or Continuous Disclosure Material; except as set out in the Offering Documents and the Continuous Disclosure Materials, to the knowledge of the Corporation, no other property rights are necessary for the conduct of the Corporation's or the subsidiaries business; and there are no material restrictions on the ability of the Corporation or the subsidiaries to use, transfer or otherwise exploit any such property rights except as set out in the Continuous Disclosure Materials or as required by applicable law. Except as disclosed in the Offering Documents and the Continuous Disclosure materials, the Corporation, either directly or indirectly, is the owner of the material mining claims and mining leases necessary to carry on its current and proposed mining operations and its current and proposed exploration activities. Except as disclosed in the Offering Documents and the Continuous Disclosure Materials, the mining claims, concessions and mining leases held by the Corporation or its subsidiaries cover the properties required by the Corporation for such purposes. The Corporation is entitled to extract minerals from its mines as set forth in the Offering Documents and the Continuous Disclosure Materials and to do all of the exploration contemplated in such documents to the extent set forth therein.

(18) Environmental Laws. Except as described in the Continuous Disclosure Materials, (a) neither the Corporation nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), except where the violation would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect,
         (b) the Corporation and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect, and (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any of its subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(19) Mineral Information. The information set forth in the Offering Documents relating to the estimates by the Corporation of the proven and probable mineral reserves and mineral resources has been reviewed and verified by the Corporation and, in all cases, the mineral reserve and resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 - Standards of Disclosure for Mineral Projects, and the method of estimating the mineral reserves and resources has been verified by mining experience and the information upon which the estimates of reserves and resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

(20) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the proposed distribution, issuance or sale of the Shares hereunder, or the consummation of the transactions contemplated by this agreement, except (a) such as have been already obtained or as may be required under the U.S. Securities Laws, and (b) such as have been obtained, or as may be required, under Canadian Securities Laws.

(21) Possession of Licenses and Permits. Except as set forth in the Offering Documents and the Continuous Disclosure Materials, the Corporation and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain mining and mineral claims and other property interests and to conduct the business now operated by them, except where the failure to possess such permit, certificate, license, approval, consent or authorization would not reasonably be expected to have a Material Adverse Effect. The Corporation and its subsidiaries are in compliance, in all material respects, with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither the Corporation nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(22) Investment Company Act. The Corporation is not, and upon the issuance and sale of the Shares as herein contemplated, and the application of the net proceeds therefrom as described in the Offering Documents will not be required to register as, an "investment Company" or an entity "controlled" by an "investment Company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

(23) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the U.S. Registration Statement or otherwise registered by the Corporation under the U.S. Securities Act.

(24) Other Reports and Information. There are no reports or information that in accordance with the requirements of any Qualifying Province must be made publicly available in connection with the distribution of the Shares that have not been made publicly available as required; there are no documents required to be filed as of the date hereof with any Qualifying Authority in connection with the Canadian Preliminary Prospectus or the Canadian Final Prospectus that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the U.S. Registration Statement or the U.S. Prospectus or to be filed as exhibits to the U.S. Registration Statement that are not described, referred to or filed as required by U.S. Securities Laws.

(25) Material Contracts. All of the material contracts and agreements of the Corporation and of its subsidiaries not made in the ordinary course of business (collectively, "MATERIAL CONTRACTS") have been disclosed in the Continuous Disclosure Materials.

(26) Taxes. All material tax returns, reports, elections, remittances and payments of the Corporation and of its subsidiaries required by applicable law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be), other than for taxes being contested in good faith, and, to the knowledge of the Corporation, are substantially true, complete and correct and all taxes of the Corporation and of its subsidiaries (other than taxes being contested in good faith) have been paid or accrued in the Corporation's financial statements.

(27) Unlawful Payment. Neither the Corporation nor any of its subsidiaries nor, any employee or agent of the Corporation or any subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

(28) Accounting Controls. The Corporation and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(29) Market Manipulation. Neither the Corporation nor any of the Corporation's officers, directors or affiliates has taken, nor at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

(30) U.S. Tax Matters. Neither the Corporation nor any subsidiary (i) was a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "CODE") ( "PHC"), a foreign personal holding company with the meaning of Section 542 of the Code (an "FPHC"), or a controlled foreign corporation with the meaning of Section 957 of the Code (a "CFC") for its taxable year ended December 31, 2001 or for any previous taxable year, or (ii) expects that it will constitute a PHC, a FPHC or a CFC for its current taxable year ending December 31, 2002.

(31) Passive Foreign Investment Company. The Corporation was not a passive foreign investment company (a "PFIC") within the meaning of section 1296 of the Code for its taxable year ended December 31, 2001 or for any previous taxable year and expects that it will not constitute a PFIC for its current taxable year ending December 31, 2002.

(32) Transfer Agent. Computershare Trust Company of Canada at its principal office in Vancouver, has been duly appointed as the transfer agent and registrar for the common shares.

SECTION 4         COMPENSATION OF THE UNDERWRITERS

         In return for their underwriting services in respect of the distribution of the Shares, including (i) acting as financial advisers to the Corporation, (ii) assisting in the preparation of the Offering Documents (and any Supplementary Material), (iii) advising on the final terms and conditions of the distribution, (iv) forming and managing a selling group for the sale of the Shares, and (v) performing administrative work in connection with the distribution of the Shares, the Corporation agrees to pay to the Underwriters at the Closing Time, an underwriting commission of $0.526 per Purchased Share sold, and of $0.526 per Additional Share sold, if any, and to the extent the Over-Allotment Option is exercised, an underwriting commission of $0.526 per Over-Allotment Share.

SECTION 5         CLOSING

(1) Payment of the Purchase Price. Payment of the purchase price for, and delivery of certificates for, the Purchased Shares (and any Additional Shares to be purchased by the Underwriters) shall be made at the offices of Lang Michener, Vancouver, British Columbia, or at such other place as shall be agreed upon by the Underwriters and the Corporation, at the Closing Time. At the Closing Time, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Underwriters a certificate or certificates representing the Purchased Shares (and any Additional Shares to be purchased by the Underwriters) against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date, payable to the Corporation. The Corporation will, at the Closing Time and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee in respect of the Purchased Shares and Additional Shares, if any.

(2) Denominations; Registration of Certificates. Certificates for Purchased Shares and the Additional Shares, if any, shall be in such denomination and registered in such names as the Underwriters may request in writing at least two (2) full Business Days before the applicable Closing Time.

SECTION 6         OVER-ALLOTMENT OPTION

(1) Closing. In the event that the Over-Allotment Option is exercised by the Underwriters and any of the Over-Allotment Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Over-Allotment Shares shall be made at the offices mentioned in Section 5 above, or at such other place as shall be agreed upon by the Underwriters and the Corporation, on each Closing Date as specified in the written notice from the Underwriters to the Corporation giving notice of the exercise of the Over-Allotment Option.

(2) Payments and Certificates. At the Closing Time, if any, for the exercise of the Over-Allotment Option, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Underwriters a certificate or certificates representing the Over-Allotment Shares against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date payable to the Corporation. The Corporation will, at the time of the Closing Date and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee in respect of the Over-Allotment Shares.

SECTION 7         CONDITIONS OF THE UNDERWRITERS OBLIGATIONS

(1) The obligations of the several Underwriters to purchase the Purchased Shares (and Additional Shares, if any) and, to the extent the Over-Allotment Option is exercised, the Over-Allotment Shares, hereunder are subjected to the following conditions, which conditions are for the sole benefit of the Underwriters and may only be waived by the Underwriters in their sole discretion:

         (a) Certificate of Officers. The Corporation delivering at the Closing Time a certificate signed on behalf of the Corporation by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation, addressed to the Underwriters and dated the Closing Date, in a form satisfactory to the Underwriters' counsel, acting reasonably, certifying for and on behalf of the Corporation, and not in their personal capacities, that:

                  (i) the Corporation has complied in all material respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time on the Closing Date;

                  (ii) no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Shares or any of the Corporation's issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

                  (iii) the Corporation is a "reporting issuer" or its equivalent under the securities laws of each of the Qualifying Provinces, not in default, is eligible to file a short form prospectus under NI 44-101, and is eligible to file a Form F-10 with the SEC under the Multi-Jurisdictional Disclosure System;

                  (iv) no material change relating to the Corporation, and its subsidiaries, considered as one enterprise, has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and

                  (v) all of the representations and warranties made by the Corporation in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby.

         (b) Canadian Prospectuses. The Corporation receiving an MRRS Decision Document in respect of the Canadian Preliminary Prospectus and the Canadian Final Prospectus by the times set forth in Section 2 of this Agreement.

         (c) Effectiveness of Registration Statement. The U.S. Registration Statement having been filed (with confirmation of filing received) and becoming effective by the times set forth in
                  Section 2 of this Agreement and at the Closing Time no stop order suspending the effectiveness of the U.S. Registration Statement having been issued under the U.S. Securities Act or proceedings therefore initiated or threatened by the SEC.

         (d) Adverse Proceedings. At the Closing Time, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Shares or any of the Corporation's issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Corporation, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

         (e) Auditor Comfort Letter. The Corporation causing its auditors and the auditors of Francisco Gold Corp. to deliver to the Underwriters (x) the comfort letter set forth in subparagraph 14(a) of Section 2, and (y) a comfort letter or comfort letters, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to a date not more than two (2) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in (x), and in cases of both (x) and (y) such letters shall relate to the verification of the Financial Information and accounting data and other numerical data of a financial nature contained in the Offering Documents. Such letters shall further state that:

                  (i) such auditors are independent with respect to the Corporation within the meaning of applicable U.S. Securities Laws and Canadian Securities Laws;

                  (ii) that in the opinion of such auditors, the audited financial statements of the Corporation and Francisco Gold Corp. included in the Offering Documents comply in all material respects with the applicable accounting requirements of applicable U.S. Securities Laws and Canadian Securities Laws;

                  (iii) that they have performed the procedures set forth in SAS No. 71 on the unaudited financial statements included in the Offering Documents and nothing has come to their attention that caused them to believe that said unaudited financial statements did not comply in all material respects with the applicable accounting requirements of U.S. Securities Laws and Canadian Securities Laws;

                  (iv) the unaudited pro forma financial statements included in the Offering Documents comply as to form in all material respects with the requirements of applicable U.S. Securities Laws and Canadian Securities Laws and all pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; and

                  (v) shall address such other matters as the Underwriters shall reasonably request.

         (f) Opinion of Canadian Counsel to the Corporation. The Underwriters receiving at the Closing Time, favourable legal opinions by Lang Michener, Canadian counsel to the Corporation, (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Corporation and counsel to the Underwriters, as to the qualification of the Shares for sale to the public in Canada and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation), to the effect set forth below and to such further effect as Canadian counsel to the Underwriters may reasonably request:

                  (i) the Corporation having been incorporated and existing under the laws of the Province of British Columbia;

                  (ii) the Corporation having the corporate capacity and power to own and lease its properties and assets and to conduct its business as currently carried on by it and to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

                  (iii) all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement having been duly executed and delivered by the Corporation and constituting a legal, valid and binding obligation of, and being enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution);

                  (iv) the execution and delivery by the Corporation of this Agreement, the fulfilment of the terms hereof by the Corporation, and the issue, sale and delivery on the Closing Date of the Shares to the Underwriters as contemplated herein, do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation;

                  (v) all documents required to be filed by the Corporation and all proceedings required to be taken by the Corporation under applicable Canadian Securities Laws having been filed and taken in order to qualify the distribution (or distribution to the public, as the case may be) of the Shares in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof;

                  (vi) the Corporation being a reporting issuer (or equivalent) not in default, in each of the Qualifying Provinces;

                  (vii) the Shares having been conditionally approved for listing on the TSX subject only to compliance with the documentary filing requirements of such exchange;

                  (viii) the Shares, when issued by the Corporation, having been validly issued by the Corporation and being fully-paid and non-assessable shares in the capital of the Corporation;

                  (ix) the attributes of the Shares conforming in all respects to the description thereof in the Canadian Final Prospectus;

                  (x) the statements made in the Canadian Final Prospectus under the heading "Share Capital" having been reviewed by such counsel and to the extent they constitute matters of law or legal conclusions, are accurate and fairly present the information stated therein in all material respects;

                  (xi) the Shares being at the Closing Time eligible for investment in the statutes as set forth under the heading "Eligibility for Investment" in the Canadian Final Prospectus;

                  (xii) except as disclosed in the Canadian Final Prospectus, to such counsel's knowledge, there not being pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Corporation or any subsidiary is a party, or to which the property of the Corporation or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Corporation or any subsidiary or the consummation of the transaction contemplated in this Agreement or the performance by the Corporation of its obligations thereunder;

                  (xiii) the statements made in the U.S. Prospectus under the heading "Tax Considerations - Canadian Federal Income Tax", having been reviewed by such counsel and being accurate and fairly summarizing the material Canadian federal income tax consequences of an investment in the Shares;

                  (xiv) there being no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that in accordance with Canadian Securities Laws must be made publicly available in connection with the distribution of Shares that have not been made publicly available as required;

                  (xv) to such counsel's knowledge, no default exists in the performance or observance of any material obligation, agreement, covenant or condition in any contract, indenture, loan agreement, note, lease or other agreement to which the Corporation or any subsidiary is a party (a) that is described or referred to in the U.S. Prospectus and the Canadian Final Prospectus or filed as an exhibit to the U.S. Registration Statement, or (b) which default could give rise to a Material Adverse Effect; and

                  (xvi) such opinion shall additionally state that such counsel has participated in the preparation of the U.S. Registration Statement, the U.S. Prospectus, the Canadian Final Prospectus and the documents incorporated by reference therein, and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants of the Corporation, and representatives of the Underwriters at which the contents of the Canadian Final Prospectus, the U.S. Registration Statement and the U.S. Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Final Prospectus, the U.S. Registration Statement or the U.S. Prospectus except as set forth in paragraphs (x), (xi) and (xiii) above, on the basis of the foregoing nothing has come to such counsel's attention which gave such counsel reason to believe that (A) the Canadian Final Prospectus at the time it was filed, at the time any Supplementary Material filed before the Closing Time was filed, (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data derived from the Corporation's accounting records and statistical data included or incorporated therein or omitted there from, as to which such counsel need not comment) or at the Closing Time contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, (B) the U.S. Registration Statement, or any amendment thereto, (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data derived from the Corporation's accounting records and statistical data included or incorporated therein or omitted there from, as to which such counsel need not comment) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; or (C) the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data derived from the Corporation's accounting records and statistical data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           acceptable in all reasonable respects to Canadian counsel to the Underwriters, Stikeman Elliott;

         (g) Opinion of U.S. Counsel to the Corporation. At the Closing Time, the Underwriters shall have received the favourable opinion, dated the Closing Date, of Neal, Gerber and Eisenberg, United States counsel for the Corporation, in form and substance satisfactory to United States counsel for the Underwriters, Dorsey & Whitney LLP, to the effect set forth in Schedule "B" hereto, and to such further effect as such United States counsel to the Underwriters may reasonably request.

         (h) TSX and NYSE. At the Closing Time, the Shares having been listed, or conditionally listed, for trading on each of the TSX and the NYSE.

         (i) NASD Approval. The terms of this agreement relating to the Underwriters' compensation shall have been approved, to the extent required, by the NASD.

         (j) Opinions of Underwriters' Counsel. The Underwriters receiving favourable opinions of Stikeman Elliott and Dorsey & Whitney LLP in form and substance satisfactory to the Underwriters as to such matters as the Underwriters shall reasonably request.

         (k) Other Documentations. The Underwriters receiving at the Closing Time such further certificates, opinions of counsel and other documentation from the Corporation as may be contemplated herein or as the Underwriters or their counsel may reasonably require, provided, however, that the Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Closing Time that is sufficient for the Corporation to obtain and deliver such certificate or document, and in any event, at least 48 hours prior to the Closing Time.

(2) All terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Shares by written notice to that effect given to the Corporation prior to the Closing Time on the Closing Date. The Corporation shall use its reasonable best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

SECTION 8         TERMINATION OF AGREEMENT

(1) In addition to any other remedies which may be available to the Underwriters, the Underwriters shall be entitled, at their option, to terminate and cancel, without any liability on the Underwriters' part, their obligations under this Agreement to purchase the Shares, by giving written notice to the Corporation at any time at or prior to the Closing Time on the Closing Date:

         (a) if there should occur any suspension or limitation of trading in securities generally on the TSX or the NYSE, or if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or if, in relation to the Corporation, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued by any officer of such exchange or market, or by the SEC, or any other securities regulatory authority in Canada or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof or of the United States is promulgated or changed which, in the reasonable opinion of the Underwriters (or any of them) operates to prevent or materially restrict trading in the common shares of the Corporation, the Shares, or the distribution of the Shares, or would reasonably be expected to have a material adverse effect on the market price of the Corporation's common shares;

         (b) if any inquiry, investigation or other proceeding is commenced or any other order is issued under or pursuant to any statute of Canada or any province thereof (other than an inquiry, investigation or other proceeding based solely upon the activities or alleged activities of any Underwriter) or the United States or there is any change of law or the interpretation or administration thereof by a securities regulator or other public authority, which in the reasonable opinion of the Underwriters, operates to prevent or materially restrict the trading in the Corporation's common shares or the distribution of the Shares;

         (c) if there shall occur any actual material adverse change in the business, affairs, operations, properties, assets, liabilities or financial condition of the Corporation and its subsidiaries considered as one enterprise, and which in the Underwriters' opinion would reasonably be expected to have a material adverse effect on the market price or value of the Shares or the Corporation's common shares generally;

         (d) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the Underwriters' reasonable opinion, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian or United States financial markets and/or prevents or materially restricts the trading of the Corporation's common shares or the distribution of the Shares.

(2) The Underwriters shall make reasonable best efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in paragraph 1 of this Section 8 provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Underwriters to exercise this right at any time prior to or at the Closing Time.

(3) The rights of termination contained in this section may be exercised by the Underwriters and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

(4) If the obligations of the Underwriters are terminated under this agreement pursuant to these termination rights, the Corporation's liabilities to the Underwriters shall be limited to the Corporation's obligations under Sections 9, 10 and 12.

SECTION 9         INDEMNITY

(1) The Corporation covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters and their respective U.S. broker-dealer affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls any Underwriter or its U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (individually, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), against all losses, claims, damages, suits, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

         (a) any statement, other than a statement relating solely to the Underwriters or furnished by the Underwriters concerning the Underwriters under the section "Plan of Distribution", contained in the Offering Documents or in any Prospectus Amendment, or in any Supplementary Material that has been filed by or on behalf of the Corporation in connection with the proposed distribution under Canadian Securities Laws or United States Securities Laws which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) or any misstatement of a material fact;

         (b) the omission or alleged omission to state in the Offering Documents or any Prospectus Amendment or in any Supplementary Material or any certificate of the Corporation delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading;

         (c) any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission in the Offering Documents or any Supplementary Material, other than a statement relating solely to the Underwriters or furnished by the Underwriters concerning the Underwriters under the section "Plan of Distribution" contained in the Offering Documents or in any Supplementary Material, which prevents or restricts the trading in any of the Corporation's common shares or the distribution or distribution to the public, as the case may be, of any of the Shares in any of the Qualifying Provinces or the United States;

         (d) the Corporation not complying with any requirement of Canadian Securities Laws or U.S. Securities Laws in connection with the transactions herein contemplated including the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

         (e) any material breach of a representation or warranty of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder, in all material respects.

(2) To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

(3) If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Corporation as soon as possible of the nature of such claim (provided that omission to so notify the Corporation will not relieve the Corporation of any liability which it may otherwise have to the Indemnified Party hereunder, except to the extent the Corporation is materially prejudiced by such omission) and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Corporation or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4) In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party's behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Corporation and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Corporation and such Indemnified Party by the same legal counsel would be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred, provided that in no circumstances will the Corporation be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(5) The rights of indemnity contained in this section shall not enure to the benefit of any Indemnified Party if the Underwriters were provided with a copy of any amendment or supplement to the Offering Documents which corrects any untrue statement or omission or alleged omission which is the basis of a claim by a party against such Indemnified Party and which is required, under the applicable securities legislation or regulations, to be delivered to such party by the Underwriters.

SECTION 10        CONTRIBUTION

         In the event that the indemnity provided for in Section 9 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Corporation to such Underwriter bears to the gross proceeds realized by the Corporation from the distribution, whether or not the Underwriters have been sued together or separately, and the Corporation shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Corporation may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, and liabilities giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person guilty of fraud or fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

SECTION 11        SEVERABILITY

         If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

SECTION 12        EXPENSES

         Whether or not the transactions provided for herein are completed, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Agreement including, without limitation: (i) the cost of qualifying the Shares, including, without limitation, the costs of the Corporation's professional advisors, filing fees in Canada and the United States, costs of obtaining NASD approval, and the costs and expenses of compliance with state securities or blue sky laws, (ii) the cost of printing any and all documents contemplated herein (including all prospectuses), and (iii) the fees and expenses of the Corporation's auditors, counsel and any local counsel (including U.S. counsel). Except as provided in this Agreement, the fees and disbursements of any counsel to the Underwriters and out-of-pocket expenses of the Underwriters shall be borne by the Underwriters; provided that in the event that the sale and purchase of the Shares is not completed in accordance with the terms hereof (other than as a result of a breach by the Underwriters of any of its obligations hereunder or the exercise by the Underwriters of the termination rights contained herein), the Corporation shall assume and pay the out-of-pocket expenses of the Underwriters and the reasonable fees and disbursements of counsel to the Underwriters (including U.S. counsel).

SECTION 13        UNDERWRITING PERCENTAGES

(1) The obligation of the Underwriters to purchase the Shares in connection with the Offering at the Closing Time on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages:

         BMO Nesbitt Burns Inc.                               25%
         National Bank Financial Inc.                         25%
         Yorkton Securities Inc.                              25%
         CIBC World Markets Inc.                              10%
         Merrill Lynch Canada Inc.                            10%
         Research Capital Corporation.                        2.5%
         Sprott Securities Inc.                               2.5%
                                                              ----
                                                              100%


(2) In the event that any Underwriter shall fail to purchase its applicable percentage of the Shares (the "DEFAULTED SECURITIES") at the Closing Time, the Underwriters shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities, in such amounts as may be agreed upon and upon the terms set forth herein. If, however, the Underwriters shall have not completed such arrangements with such 36 hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each several, and not jointly, nor jointly and several, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligation of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(3) No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default to the Corporation or to any non-defaulting Underwriter.

(4) In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Corporation shall have the right to postpone the Closing Time for a period not exceeding seven (7) calendar days in order to effect any required changes to the Offering Documents.

SECTION 14        REMEDIES

         The rights of termination contained in Section 8 are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance with the Corporation in respect of any matters contemplated by this Agreement.

SECTION 15        SURVIVAL

         All warranties, representations, covenants and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect, regardless of the closing of the sale of the Shares and regardless of any investigation which may be carried on by the Underwriters, or on their behalf, for a period of three (3) years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

SECTION 16        TIME OF THE ESSENCE AND GOVERNING LAWS

         Time shall be of the essence in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 17        NOTICES

         All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)      to the Corporation at:

                  5190 Neil Road, Suite 310
                  Reno, Nevada
                  89502

                  Attention:            Kevin McArthur, Chief Executive Officer
                  Facsimile No.:        (775) 827-6738


                  with a copy to:

                  Lang Michener
                  1500 Royal Centre
                  P.O. Box 11117
                  1055 West Georgia Street
                  Vancouver, BC
                  V6E 4N7

                  Attention:            Barry Finlayson
                  Facsimile No.:        (604) 893-2352

(b)      to the Underwriters at:

                  BMO Nesbitt Burns Inc.
                  1 First Canadian Place
                  Toronto, Ontario
                  M5X 1H3

                  Attention:            Egizio Bianchini
                  Facsimile No.:        (416) 359-4459


                  with a copy to:

                  Stikeman Elliott
                  5300 Commerce Court West
                  199 Bay Street
                  Toronto, Ontario
                  M5L 1B9

                  Attention:            Jay C. Kellerman
                  Facsimile No.:        (416) 947-0866

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if by facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

SECTION 18        ACTION BY UNDERWRITERS

         All steps which must or may be taken by the Underwriters in connection with this Agreement with the exception of the matters relating to termination contemplated by section 8, may be taken by BMONB on behalf of themselves and the other Underwriters and the Corporation's execution of this Agreement shall constitute the Corporation's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Shares to, or to the order of, BMONB.

SECTION 19        PRESS RELEASES

         The Corporation shall provide the Underwriters and their counsel with a copy of all press releases to be issued by the Corporation concerning the sale of Shares contemplated hereby prior to the issuance thereof, and shall give the Underwriters and their counsel a reasonable opportunity to provide comments on any press release.

SECTION 20        COUNTERPART SIGNATURE

         This Agreement may be executed in one or more counterparts (including counterparts by facsimile) which, together, shall constitute an original copy hereof as of the date first noted above.

         (The remainder of this page has been left blank intentionally)

SECTION 21     ACCEPTANCE

         If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to BMO Nesbitt Burns Inc.

                                Yours very truly,

                             BMO NESBITT BURNS INC.

                                              By:
                                                 -------------------------------


                          NATIONAL BANK FINANCIAL INC.

                                              By:
                                                 -------------------------------


                             YORKTON SECURITIES INC.

                                              By:
                                                 -------------------------------


                             CIBC WORLD MARKETS INC.

                                              By:
                                                 -------------------------------


                            MERRILL LYNCH CANADA INC.

                                              By:
                                                 -------------------------------

                                                 RESEARCH CAPITAL
                                                 CORPORATION

                                              By:
                                                 -------------------------------


                                                 SPROTT SECURITIES INC.

                                              By:
                                                 -------------------------------



         The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.


         ACCEPTED at as of this 13th day of November, 2002.

                                                 GLAMIS GOLD LTD.

                                              By:
                                                 -------------------------------

                                  SCHEDULE "A"


                                  SUBSIDIARIES


                            NAME                                     TYPE OF OWNERSHIP                PERCENTAGE
                            ----                                     -----------------                ----------
                        Chemgold, Inc.                                     Shares                        100%
                     Cobre Holdings Inc.                                   Shares                        100%
                  Cordex Exploration Company                               Shares                        100%
                Entre Mares de Guatemala S.A.                              Shares                        100%
                     Francisco Gold Corp.                                  Shares                        100%
                 Glamis Daisy Mining Company                               Shares                        100%
                  Glamis Dee Mining Company                                Shares                        100%
                Glamis de Mexico S.A. de C.V.                              Shares                        100%
               Glamis Exploracion S.A. de C.V.                             Shares                        100%
                  Glamis Exploration, Inc.                                 Shares                        100%
                   Glamis Gold Sales, Inc.                                 Shares                        100%
                      Glamis Gold, Inc.                                    Shares                        100%
                Glamis Guatemala Holdings Ltd.                             Shares                        100%
                Glamis Honduras Holdings Ltd.                              Shares                        100%
                Glamis Holdings (Cayman) Ltd.                              Shares                        100%
                 Glamis Imperial Corporation                               Shares                        100%
                 Glamis Metates S.A. de C.V.                               Shares                        100%
                Glamis Marigold Mining Company                             Shares                        100%
                  Glamis Rand Mining Company                               Shares                        100%
          International Mineral Finance Corporation                        Shares                        100%
         Minera Glamis La Cieneguita S. de R.L. de C.V.                    Shares                        100%
              Minera Glamis Mexico, S.A. de C.V.                           Shares                        100%
               Minera San Xavier S.A. de C.V.                              Shares                         50%
             Minerales Entre Mares Honduras S.A.                           Shares                        100%
                     Montana Gold Corp.                                    Shares                        100%
                   Mexicana Resources Inc.                                 Shares                        100%
            Minas de la Alta Pimeria S.A. de C.V.                          Shares                        100%
            Montana Exploration de Guatemala S.A.                          Shares                        100%
                        Peridot S.A.                                       Shares                        100%
              Servicios San Xavier S.A. de C.V.                            Shares                        100%
                 U.S. Mineral Company, Inc.                                Shares                        100%
               U.S. Mineral Finance Corporation                            Shares                        100%

                                  SCHEDULE "B"

                  FORM OF OPINION OF NEAL, GERBER AND EISENBERG

(1) Pursuant to Rule 467 under the U.S. Securities Act, the U.S. Registration Statement filed in connection with the distribution and sale of the Shares in the United States is effective under the U.S. Securities Act; any required filing of the U.S. Prospectus or any supplement thereto pursuant to Form F-10 has been made in the manner and within the time period required; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the U.S. Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

(2) The U.S. Registration Statement and the U.S. Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and supporting schedules included therein or omitted therefrom, and other financial data derived from the Corporation's accounting records and statistical data included therein or omitted therefrom as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form, in all material respects, with the requirements of the U.S. Securities Act and the rules and regulations thereunder.

(3) Such counsel does not know of any amendment to the U.S. Registration Statement or supplement to the U.S. Prospectus required to be filed or of any contract or document required to be described in or filed as an exhibit to the U.S. Registration Statement or the U.S. Prospectus that have not been filed or described as required.

(4) No consent, approval, authorization, license, order, or decree of, and no registration, qualification or filing with or notice to any court or governmental authority, agency or body, domestic or foreign under the laws of the United States or the state of Illinois, other than those required under state securities and blue sky laws (as to which such counsel need express no opinion) and other than as have been obtained under the U.S. Securities Act is necessary or required in connection with, and no law, rule or regulation of the United States or the state of Illinois will be violated or contravened by, the due authorization, execution and delivery of the Underwriting Agreement or for the distribution, issuance, sale and delivery of the Shares as contemplated therein.

(5) The statements in the U.S. Prospectus under the caption "Tax Considerations - United States Federal Income Tax" have been reviewed by such counsel and are accurate and fairly summarize the material United States federal income tax consequences of an investment in the Shares.

(6) The Shares have been approved for listing on the NYSE, subject to notice of issuance of the Shares.

(7) The Corporation is not an "investment company" or an entity "controlled" by an "investment company" as such term is defined in the 1940 Act.

         Such opinion shall additionally state that such counsel has participated in the preparation of the U.S. Registration Statement and the U.S. Prospectus and the documents incorporated by reference therein and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants for the Corporation, and representatives of the Underwriters, at which the contents of the U.S. Registration Statement and the U.S. Prospectus and related matters were discussed and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the U.S. Registration Statement and the U.S. Prospectus except as set forth in paragraph (5) above, on the basis of the foregoing nothing has come to such counsel' s attention which gave such counsel reason to believe that, (a) at the time it became effective the U.S. Registration Statement or any amendment thereto made prior to the Closing Time (except for financial statements and supporting schedules included therein or omitted therefrom, other financial data derived from the Corporation's accounting records and statistical data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time of the U.S. Registration Statement or any such amendment become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for financial statements and supporting schedules included therein or omitted therefrom, other financial data derived from the Corporation's accounting records and statistical data included or incorporated therein or omitted therefrom, as to which such counsel need not comment), at the time the U.S. Prospectus was issued, at the time any such amended or supplement prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.